Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
THIRD QUARTER RESULTS
Malvern, PA, October 26, 2009 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.39 per share for the quarter ended September 30, 2009, compared to $0.41 per share (diluted) for the quarter ended September 30, 2008. For the nine-month period ended September 30, 2009, net income per common share (diluted) was $1.02, compared to $1.08 per share for the same period in 2008.
Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2009 was $0.72 per share, compared to $0.80 per share for the third quarter of 2008. FFO per share for the nine-month period ended September 30, 2009 was $2.16, compared to $2.41 per share for the same period in 2008. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the third quarter include termination fees of $6.2 million, and an impairment charge of $4.8 million.
“During the third quarter we saw Liberty’s portfolio occupancy stabilize, and while competitive market occupancies continue to erode, we may be seeing the first signs of what will, with no doubt, be a slow market recovery,” said Bill Hankowsky, chief executive officer. “The industrial sector is poised to begin recovery ahead of the office markets, which continue to await positive news on the employment front. We expect that Liberty’s outstanding financial position and customer-centric operations will continue to allow us to outperform our markets and provide us with fuel to grow when the opportunity arises in 2010 and beyond.”
Portfolio Performance
Leasing: At September 30, 2009, Liberty’s in-service portfolio of 77.4 million square feet was 89.3% occupied, compared to 89.4% at the end of the second quarter. During the quarter, Liberty completed lease transactions totaling 3.5 million square feet of space.
Same Store Performance: Property level operating income for same store properties increased by 0.4% on a cash basis and by 2.0% on a straight line basis for the third quarter of 2009 compared to the same quarter in 2008.
-more-

Liberty Property Trust Third Quarter 2009 Earnings -2-
Capital Activities and Balance Sheet Management
Common Share Sales: During the third quarter of 2009, Liberty completed its continuous equity offering program, selling 2.8 million shares, which generated net proceeds of $69.2 million.
Senior Note Obligations: During the quarter, Liberty purchased $3.5 million of its October 2017 Senior Notes. These notes were purchased at a $0.5 million discount. This discount is included in FFO as a debt extinguishment gain.
Property Sales: Liberty sold six operating properties, which contained 982,000 square feet of leaseable space, and three acres of land, for $63.1 million.
Real Estate Investments
Development: During the third quarter, Liberty brought into service seven development properties totaling 501,000 square feet for a total investment of $89.2 million. These properties were 22.4% occupied as of September 30, 2009. The current yield on this investment is 1.1%, and the projected stabilized yield is 6.9%. Leases have been signed for an additional 29% of the space.
A joint venture in which the company holds a 50% interest brought into service a 500,000 square foot build-to-suit development property during the quarter. This property is 100% leased, and the current yield on the $24.0 million investment is 11.5%.
No development commenced during the quarter.
As of September 30, 2009, Liberty had 2.4 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $372.4 million, with an expected yield of 7.5%. The properties were 63.1% leased at September 30.
Acquisitions: Liberty acquired no properties during the quarter.
-more-

Liberty Property Trust Third Quarter 2009 Earnings -3-
Earnings Outlook
Liberty expects to report funds from operations for 2009 in the range of $2.81 — $2.83 per share, and for 2010 in the range of $2.60 — $2.80 per share. A reconciliation of FFO to GAAP net income for both 2009 and 2010 is below:

	2009 Range		2010 Range
	Low	High	Low	High
Projected net income per share	$1.32	$1.37	$1.12	$1.33
Depreciation and amortization of unconsolidated joint ventures	0.15	0.15	0.13	0.15
Depreciation and amortization	1.59	1.59	1.50	1.52
Gain on property dispositions	(0.20)	(0.23)	(0.10)	(0.15)
Minority interest share of addbacks	(0.05)	(0.05)	(0.05)	(0.05)

Projected funds from operations per share	$2.81	$2.83	$2.60	$2.80
Commenting on this guidance, Bill Hankowsky said: “The change in Liberty’s earnings guidance from 2009 to 2010 is primarily due to a full-year’s dilution from capital activity in 2009, and, to a lesser extent, continued pressure on real estate fundamentals, principally rental rates. While we have begun to see the first signs of stabilization taking root in our portfolio, it will take time for the economy to recover enough to reverse current declines in rents.”
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 77 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 27, 2009, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 33769240. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.

Liberty Property Trust Third Quarter 2009 Earnings -4-
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
-more-

Liberty Property Trust
Statement of Operations
September 30, 2009
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Operating Revenue
Rental	$130,643	$126,422	$388,446	$379,345
Operating expense reimbursement	56,850	56,009	168,699	167,694

Total operating revenue	187,493	182,431	557,145	547,039

Operating Expenses
Rental property	36,224	37,078	109,903	110,582
Real estate taxes	23,061	21,527	66,857	64,245
General and administrative	11,248	13,180	38,470	40,340
Depreciation and amortization	43,268	43,196	128,140	127,637

Total operating expenses	113,801	114,981	343,370	342,804

Operating Income	73,692	67,450	213,775	204,235

Other Income/Expense
Interest and other	2,635	3,313	8,245	9,399
Debt extinguishment gain	455	—	1,547	—
Interest	(36,735)	(37,587)	(111,464)	(114,559)

Total other income/expense	(33,645)	(34,274)	(101,672)	(105,160)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	40,047	33,176	112,103	99,075
Gain (loss) on property dispositions	100	463	(2,244)	1,939
Income taxes	(86)	(308)	(430)	(1,372)
Equity in earnings of unconsolidated joint ventures	515	470	2,124	1,857

Income from continuing operations	40,576	33,801	111,553	101,499

Discontinued operations (including net gain on property dispositions of $5,131 and $10,232 for the quarters ended September 30, 2009 and 2008 and $9,000 and $13,635 for the nine month periods ended September 30, 2009 and 2008)	10,168	12,152	16,245	19,228

Net Income	50,744	45,953	127,798	120,727
Less: Net income attributable to minority interest	(6,841)	(7,399)	(19,335)	(20,583)

Net Income available to common shareholders	$43,903	$38,554	$108,463	$100,144

Basic income per common share
Continuing operations	$0.30	$0.29	$0.87	$0.88

Discontinued operations	$0.09	$0.12	$0.15	$0.20

Total basic income per common share	$0.39	$0.41	$1.02	$1.08

Diluted income per common share
Continuing operations	$0.30	$0.29	$0.87	$0.88

Discontinued operations	$0.09	$0.12	$0.15	$0.20

Total diluted income per common share	$0.39	$0.41	$1.02	$1.08

Weighted average shares
Basic	111,351	92,955	105,989	92,328

Diluted	111,926	93,369	106,441	92,626

Amounts attributable to common shareholders
Income from continuing operations	$34,085	$26,923	$92,808	$81,745
Discontinued operations	9,818	11,631	15,655	18,399

Net income	$43,903	$38,554	$108,463	$100,144

Liberty Property Trust
Statement of Funds From Operations
September 30, 2009
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$43,903	$0.39	$38,554	$0.41	$108,463	$1.02	$100,144	$1.08

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,991		4,331		12,113		12,208
Depreciation and amortization	43,041		44,173		128,427		130,803
Gain on property dispositions	(9,442)		(10,542)		(14,817)		(14,674)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,293)		(1,629)		(4,497)		(5,538)

Funds from operations available to common shareholders — basic	$80,200	$0.72	$74,887	$0.81	$229,689	$2.17	$222,943	$2.41

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$43,903	$0.39	$38,554	$0.41	$108,463	$1.02	$100,144	$1.08

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,991		4,331		12,113		12,208
Depreciation and amortizaton	43,041		44,173		128,427		130,803
Gain on property dispositions	(9,442)		(10,542)		(14,817)		(14,674)
Minority interest excluding preferred unit distributions	1,565		1,746		3,974		4,526

Funds from operations available to common shareholders — diluted	$83,058	$0.72	$78,262	$0.80	$238,160	$2.16	$233,007	$2.41

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	111,351		92,955		105,989		92,328
Dilutive shares for long term compensation plans	575		414		452		298

Diluted shares for net income calculations	111,926		93,369		106,441		92,626
Weighted average common units	4,017		4,190		4,018		4,190

Diluted shares for funds from operations calculations	115,943		97,559		110,459		96,816

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
September 30, 2009
(In thousands, except share amounts)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Real estate:
Land and land improvements	$835,075	$801,763
Building and improvements	4,305,128	4,191,361
Less: accumulated depreciation	(1,060,885)	(963,043)

Operating real estate	4,079,318	4,030,081

Development in progress	169,926	245,463
Land held for development	219,440	209,551

Net real estate	4,468,684	4,485,095

Cash and cash equivalents	219,402	15,794
Restricted cash	34,273	39,726
Accounts receivable	7,356	12,985
Deferred rent receivable	93,046	83,033
Deferred financing and leasing costs, net of accumulated amortization (2009, $132,099; 2008, $139,078)	133,426	132,627
Investment in unconsolidated joint ventures	255,191	266,602
Assets held for sale	22,520	98,706
Prepaid expenses and other assets	91,988	82,467

Total assets	$5,325,886	$5,217,035

Liabilities
Mortgage loans	$462,700	$198,560
Unsecured notes	1,842,882	2,131,607
Credit facility	140,000	260,000
Accounts payable	47,865	32,481
Accrued interest	27,794	36,474
Dividend and distributions payable	55,394	48,858
Other liabilities	160,134	182,549

Total liabilities	2,736,769	2,890,529

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 113,850,578 (includes 1,249,909 in treasury) and 100,034,404 (includes 1,249,909 in treasury) shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	114	101
Additional paid-in capital	2,452,479	2,162,820
Accumulated other comprehensive income	1,420	(5,378)
Distributions in excess of net income	(232,323)	(185,721)
Common shares in treasury, at cost, 1,249,909 shares as of September 30, 2009 and December 31, 2008	(51,951)	(51,951)

Total shareholders’ equity	2,169,739	1,919,871

Minority interest — operating partnership	418,645	405,505
Minority interest — consolidated joint ventures	733	1,130

Total equity	2,589,117	2,326,506

Total liabilities & equity	$5,325,886	$5,217,035